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                   NEW ENGLAND ELECTRIC SYSTEM
                      (Parent Company Only)
                       Statement of Income
                Twelve Months Ended March 31, 1998
                           (Unaudited)

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                                                           (In Thousands)

Equity in earnings of subsidiaries                                  $222,377
Interest income - subsidiaries                                           979
                                                                    --------
      Total income from subsidiaries                                 223,356
Other income                                                             164
                                                                   ---------
      Total income                                                   223,520

Corporate and fiscal expenses (includes $1,442,000 for cost
 of services billed by an affiliated company)                          6,388
Federal income taxes                                                 (1,133)
                                                                   ---------
      Income before interest                                         218,265
Interest                                                               2,827
                                                                   ---------

      Net income                                                   $ 215,438
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                      Statement of Retained Earnings


Retained earnings at beginning of period                           $ 910,842
Net income                                                           215,438
Dividends declared on common shares                                (152,759)
                                                                   ---------
Retained earnings at end of period                                 $ 973,521
                                                                   =========
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